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                                                                    EXHIBIT 3.1

                             UNDERWRITING AGREEMENT



                                                    Dated as of October 31, 2002


Agnico-Eagle Mines Limited
145 King Street East
Suite 500
Toronto, Ontario
M5C 2Y7


Attention:  David Garofalo
            Vice President, Finance and Chief Financial Officer


Dear Sirs:

         TD Securities Inc., Merrill Lynch Canada Inc., Scotia Capital Inc., Yorkton Securities Inc., CIBC World Markets Inc., Salomon Smith Barney Canada Inc., Dundee Securities Corporation and Sprott Securities Inc. (collectively the "Underwriters" and individually an "Underwriter") understand that Agnico-Eagle Mines Limited (hereinafter referred to as the "Company") proposes to issue and sell 12,000,000 units (the "Firm Units") and, at the election of the Underwriters, up to 1,800,000 units (the Units in respect of which such option is exercised are called the "Optional Units"). The Firm Units and the Optional Units are referred to collectively herein as the "Units". Each Unit shall consist of one common share in the capital of the Company (a "Share") and one-half of a common share purchase warrant (a "Warrant"). Each whole Warrant shall entitle the holder thereof to purchase one Common Share for a price of US$
19.00 per Common Share or, at the election of such holder, the Canadian dollar equivalent of such exercise price per Common Share calculated as specified in the Warrant Indenture (as hereinafter defined) at any time on or prior to five years from the Closing Date (as hereinafter defined). The Warrants shall be issued pursuant to, and the exercise thereof shall be governed by, the provisions of a warrant indenture (the "Warrant Indenture") to be entered into between the Company and Computershare Trust Company of Canada (the "Warrant Trustee"), in the form and on terms satisfactory to the Company and the Underwriters acting reasonably and in accordance with the description in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus (as hereinafter defined). The Units shall be separated at the Closing Time into Shares and Warrants.

         The Underwriters understand that the Company has prepared and filed with the provincial



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securities regulatory authorities (the "Qualifying Authorities") in each
Canadian province (the "Qualifying Provinces") a preliminary short form prospectus (including the documents incorporated by reference therein, the "Canadian Preliminary Prospectus") relating to the Units (in the English and French languages, as applicable). The Company has identified the Ontario Securities Commission (the "Reviewing Authority") as its principal regulator in respect of the offering of the Units and the Canadian Preliminary Prospectus has been filed with the Qualifying Authorities pursuant to National Policy 43-201. The Company has also prepared and filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form F-10 (File No. 333-100850) covering the registration of the Shares and Warrants comprising the Units under the United States Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (including the documents incorporated by reference therein, the "U.S. Preliminary Prospectus"). The Company has also prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X (the "Form F-X") in conjunction with the filing of the Registration Statement (as hereinafter defined).

        The Company, as and to the extent indicated above, hereby grants to the Underwriters the right to purchase at their election up to 1,800,000 Optional Units, at the purchase price per Unit set forth in the paragraph below, for the sole purpose of covering over-allotments in the sale of the Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from the Representatives (as hereinafter defined) on behalf of the Underwriters, to the Company. Such notice shall set forth (i) the aggregate number of Optional Units to be purchased and (ii) the Closing Date for the Optional Units, provided that such Closing Date shall not be less than 3 Business Days and no more than 7 Business Days following the date of such notice and in no event later than the 30th day following the date of the Final Prospectus.

        On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective percentage of the Firm Units set forth opposite the respective names of the Underwriters in Section 11, at a purchase price of $21.79 per Unit for Firm Units initially offered for sale in Canada or US$13.90 per Unit (being the equivalent of the corresponding Canadian dollar amount based on the inverse of the noon buying rate of the Federal Reserve Bank of New York on the Business Day prior to the date of this agreement (the "Noon Buying Rate")) for Firm Units initially offered for sale in the United States, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units (the "Over-allotment Option") as provided herein, the Company agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the percentage set forth opposite the name of such Underwriter in Section 11 of the number of Optional Units as to which election shall have been exercised at a purchase price of $21.79 per Unit for Optional Units initially offered for sale in Canada or US$13.90 per Unit (being the equivalent of the corresponding Canadian dollar amount based on the inverse of the Noon Buying Rate) for Optional Units initially offered for sale in the United States.


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         In this agreement:

(a) "Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the City of Toronto or The City of New York;

(b) "Canadian Preliminary Prospectus" has the meaning ascribed thereto in the second paragraph of this agreement;

(c) "Canadian Preliminary Warrant Prospectus" has the meaning ascribed thereto in paragraph 1(b) of this agreement;

(d) "Canadian Prospectus" means the Final Prospectus for which a Decision Document has been obtained from the Reviewing Authority, including the documents incorporated by reference therein;

(e) "Canadian Warrant Prospectus" means the final base shelf prospectus for which a Warrant Decision Document has been obtained from the Reviewing Authority, including the documents incorporated by reference therein and, if a prospectus supplement has been filed to qualify the distribution of the Underlying Shares, "Canadian Warrant Prospectus" shall mean the final base shelf prospectus for which a Warrant Decision Document has been obtained from the Reviewing Authority, the documents incorporated therein by reference and such prospectus supplement;

(f) "Canadian Securities Laws" means all applicable securities laws in each of the Qualifying Provinces and the respective rules or regulations made thereunder together with applicable published policy statements of the securities regulatory authorities in such provinces;

(g)  "CIA" has the meaning ascribed thereto in section 2(c) of this agreement;

(h) "Closing" means the completion of the issue and sale by the Company of the Units and the purchase by the Underwriters of the Units pursuant to this agreement;

(i) "Closing Date" means November 14, 2002 or such later date as the Company and the Underwriters may agree upon in writing, provided that in no event shall the Closing Date be later than November 27, 2002 and in the event the Over-allotment Option is exercised, "Closing Date" shall mean each date on which the Underwriters have agreed to purchase the Optional Units in accordance with the terms of this agreement;

(j) "Closing Time" means 8:30 a.m. (Toronto time) on any Closing Date or such other time on the Closing Date as the Company and the Underwriters may agree;

(k) "Commission" has the meaning ascribed thereto in the second paragraph of this agreement;

(l)  "Common Shares" means the common shares in the capital of the Company;



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(m)  "Decision Document" means the final MRRS Decision Document issued by the
     Reviewing Authority (in accordance with National Policy 43-201) evidencing that final receipts have been issued for the Final Prospectus by each Qualifying Authority;

(n) "Distribution" means "distribution" of the Units or "distribution to the public" of the Units as those terms are defined in applicable securities legislation;

(o) "Exchanges" means the Toronto Stock Exchange (referred to herein as the "TSX"), the New York Stock Exchange (referred to herein as the "NYSE") and the Nasdaq National Market (referred to herein as the "NASDAQ");

(p) "Final Filing Time" has the meaning ascribed thereto in section 1(a) of this agreement;

(q) "Final Prospectus" has the meaning ascribed thereto in section 1(a) of this agreement;

(r) "Final Warrant Prospectus" has the meaning ascribed thereto in section 1(c) of this agreement;

(s) "Financial Information" means (1) the consolidated comparative financial statements of the Company for (i) the year ended December 31, 2001, the notes thereto and the auditors' report thereon, (ii) the nine months ended September 30, 2002 and the notes thereto, (2) the Company's Management Discussion and Analysis of Financial Conditions and Results of Operations
     (i) for the 2001 fiscal year, (ii) for the nine months ended September 30, 2002, (3) the information set forth under the caption "Summarized Quarterly Data" in the Company's annual report for the year ended December 31, 2001,
     (4) any other financial statements, incorporated or deemed to be incorporated by reference in the Canadian Prospectus or the U.S. Prospectus and (5) any financial data derived from the foregoing;

(t) "Firm Units" has the meaning ascribed thereto in the first paragraph of this agreement;

(u) "Form 20-F" means the Annual Report of the Company for the year ended December 31, 2001 under Form 20-F pursuant to the 1934 Act (including the documents incorporated by reference therein);

(v) "Form F-X" has the meaning ascribed thereto in the second paragraph of this agreement;

(w) "Indemnified Party" means a person or company who has the benefit of the indemnity provisions of Section 7 of this agreement;

(x) "Indemnifying Party" means a party to this agreement which is under an obligation to indemnify an Indemnified Party under the indemnity provisions of Section 7 of this agreement;

(y) "Material Adverse Effect" has the meaning ascribed thereto in paragraph 2(g) of the agreement.



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(z)  "misrepresentation", "material fact" and "material change" have the respective meanings ascribed thereto in the SECURITIES ACT (Ontario);

(aa) "Noon Buying Rate" has the meaning ascribed thereto in the fourth paragraph of this agreement;

(bb) "Optional Units" has the meaning ascribed thereto in the first paragraph of this agreement;

(cc) "Over-allotment Option" has the meaning ascribed thereto in the fourth paragraph of this agreement;

(dd) "Preliminary Prospectus" means each prospectus relating to the Units (1) used in the United States before the time the Registration Statement becomes effective or (2) used in Canada before the Decision Document has been obtained from the Reviewing Authority;

(ee) "Qualifying Authorities" has the meaning ascribed thereto in the second paragraph of this agreement;

(ff) "Qualifying Provinces" has the meaning ascribed thereto in the second paragraph of this agreement;

(gg) "Registration Statement" means the registration statement on Form F-10 (file no. 333-100850) providing for the registration of the Shares and the Warrants under the 1933 Act and the 1933 Act Regulations, including the exhibits thereto, the U.S. Prospectus and the documents incorporated by reference therein, as amended at the time it becomes effective;

(hh) "Representatives" means TD Securities Inc. and Merrill Lynch Canada Inc.;

(ii) "Reviewing Authority" means the Ontario Securities Commission;

(jj) "Shares" has the meaning ascribed thereto in the first paragraph of this agreement;

(kk) "subsidiaries" means the subsidiaries of the Company within the meaning ascribed thereto under the BUSINESS CORPORATIONS ACT (Ontario);

(ll) "Supplementary Material" means collectively any amendment to the Canadian Prospectus or Registration Statement, any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under Canadian Securities Laws, the 1933 Act or the 1934 Act prior to the Closing Time or, where such documents are deemed to be incorporated by reference into the Canadian Prospectus, Registration Statement or U.S. Prospectus, prior to the expiry of the period of distribution of the Units;

(mm) "this agreement" or "the agreement" means the agreement resulting from the acceptance by the Company of the offer made by the Underwriters by this letter;



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(nn) "Underlying Shares" means the Common Shares issuable on exercise of the
     Warrants;

(oo) "Units" has the meaning ascribed thereto in the first paragraph of this agreement;

(pp) "U.S. Preliminary Prospectus" has the meaning ascribed thereto in the second paragraph of this agreement;

(qq) "U.S. Prospectus" means the prospectus included in the Registration Statement at the time it becomes effective, including the documents incorporated by reference therein;

(rr) "U.S. Warrant Base Prospectus" has the meaning ascribed thereto in paragraph 1(e) of this agreement;

(ss) "U.S. Warrant Prospectus" has the meaning ascribed thereto in paragraph 1(e) of this agreement;

(tt) "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(uu) "Warrant Form F-X" has the meaning ascribed thereto in paragraph 1(d) of this agreement;

(vv) "Warrants" has the meaning ascribed thereto in the first paragraph of this agreement;

(ww) "Warrant Decision Document" means, if the Final Warrant Prospectus was filed with more than one Qualifying Authority, the final MRRS Decision Document issued by the Reviewing Authority (in accordance with National Policy 43-201) evidencing that final receipts have been issued in respect of the Final Warrant Prospectus by each such Qualifying Authority or, if the Final Warrant Prospectus was filed solely with the Reviewing Authority, the receipt issued by the Reviewing Authority in respect of the Final Warrant Prospectus;

(xx) "Warrant Indenture" has the meaning ascribed thereto in the first paragraph of this agreement;

(yy) "Warrant Registration Statement" has the meaning ascribed thereto in paragraph 1(e) of this agreement;

(zz) "Warrant Trustee" has the meaning ascribed thereto in the first paragraph of this agreement;

(aaa) "1933 Act" has the meaning ascribed in the second paragraph of this agreement;

(bbb) "1933 Act Regulations" has the meaning ascribed thereto in the second paragraph of this agreement; and


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(ccc) "1934 Act" means the United States Securities Exchange Act of 1934, as amended.



                              TERMS AND CONDITIONS

         SECTION 1. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

(a) FILING OF FINAL PROSPECTUS. The Company will, as soon as possible and in any event no later than 5:00 p.m. (Toronto time) on November 6, 2002 (the "Final Filing Time"), prepare and file (1) with each Qualifying Authority, a final short form prospectus relating to the Units (in the English and French languages, as applicable, the "Final Prospectus") and will obtain a Decision Document in respect thereof; and (2) with the Commission, an amendment to the registration statement on form F-10 (file no. 333-100850) providing for the registration of the Shares and the Warrants, including the Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) and cause such amended registration statement to become effective under the 1933 Act.

(b) FILING OF PRELIMINARY WARRANT PROSPECTUS. The Company will, as soon as possible and in any event no later than the Business Day following the date of this agreement, prepare and file with the Reviewing Authority, a preliminary base shelf prospectus in accordance with the procedures set out in National Instrument 44-102 (the "Canadian Preliminary Warrant Prospectus") relating to the Underlying Shares and such other securities as the Company determines.

(c) FILING OF FINAL WARRANT PROSPECTUS. The Company will, as soon as possible and in any event no later than 5:00 p.m. (Toronto time) on the Business Day prior to the Closing Date, prepare and file with the Reviewing Authority, a final base shelf prospectus prepared in accordance with the procedures set out in National Instrument 44-102 and supplement thereto, relating to the Underlying Shares (the "Final Warrant Prospectus") and will obtain a Warrant Decision Document in respect thereof.

(d) FILING OF WARRANT REGISTRATION STATEMENT. The Company will, as soon as possible and in any event no later than the Business Day following the date of this agreement, prepare and file with the Commission (1) a shelf registration statement on Form F-10 providing for the registration of the Company's Underlying Shares and such other securities as the Company determines, under the 1933 Act and the 1933 Act Regulations, including the Canadian Preliminary Warrant Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission); and (2) an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of such registration statement (the "Warrant Form F-X").

(e) FILING OF AMENDMENT TO THE WARRANT REGISTRATION STATEMENT AND SUPPLEMENT TO THE U.S.



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         WARRANT BASE PROSPECTUS. The Company will, as soon as possible and in any event no later than the Business Day prior to the Closing Date, file with the Commission an amendment to the registration statement on Form F-10 providing for the registration of the Underlying Shares and such other securities as the Company determines, including the Final Warrant Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), and the Company will cause such registration statement to become effective pursuant to Rule 467 of the 1933 Act. Such registration statement, including any exhibits and all documents incorporated therein by reference, as of the time it becomes effective, and in the event of any post-effective amendments, as of the date of the effectiveness of such amendment, is referred to herein as the "Warrant Registration Statement". The Company will, as soon as possible after the effectiveness of the Warrant Registration Statement, and in any event no later than the Business Day prior to the Closing Date, file with the Commission pursuant to General Instruction II.L of Form F-10, a prospectus supplement to the Warrant Registration Statement relating to the Underlying Shares. Such filing shall, in accordance with General Instruction II.L of Form F-10 be filed with the Commission within one Business Day after such supplement is filed with the Reviewing Authority.

         The prospectus included in the Warrant Registration Statement shall be referred to herein as the "U.S. Warrant Base Prospectus", and the U.S. Warrant Base Prospectus together with the prospectus supplement, including all documents incorporated by reference, relating to the offering of the Underlying Shares filed with the Commission pursuant to General Instruction II.L of Form F-10 following the execution of this agreement by the parties hereto is referred to herein as the "U.S. Warrant Prospectus"; provided that, prior to the filing of such supplement, the term "U.S. Warrant Prospectus" shall mean the U.S. Warrant Base Prospectus, including all documents incorporated by reference, together with any preliminary prospectus supplement relating to the offering of the Underlying Shares.

(f) EFFECTIVENESS OF WARRANT REGISTRATION STATEMENT. The Company will use its reasonable efforts to maintain the effectiveness of the Warrant Registration Statement or another shelf registration statement providing for the registration of the offering of the Underlying Shares until the earlier of the expiration date of the Warrants and the date upon which all such Warrants have been exercised.

(g) COMPLIANCE AND SECURITIES REGULATIONS AND COMMISSIONS REQUESTS. During the period of the distribution of the Units, the Company will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or Warrant Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Warrant Prospectus or the Canadian Warrant Prospectus or any amended U.S. Prospectus, U.S. Warrant Prospectus, Canadian Prospectus or Canadian Warrant Prospectus or any Supplementary Material shall have been filed; (ii) of any request by any Qualifying Authority to amend or supplement the Canadian Preliminary Prospectus, the Canadian Preliminary Warrant



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         Prospectus, the Canadian Prospectus or the Canadian Warrant Prospectus
         or for additional information or of any request by the Commission to amend the Registration Statement or the Warrant Registration Statement or to amend or supplement the U.S. Prospectus or the U.S. Warrant Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Warrant Registration Statement or of any order preventing or suspending the use of any of the U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, the U.S. Preliminary Warrant Prospectus, the Canadian Preliminary Warrant Prospectus, the U.S. Prospectus, Canadian Prospectus, the U.S. Warrant Prospectus or the Canadian Warrant Prospectus, or of the suspension of the qualification of the Units or Underlying Shares for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose, and (iv) of the issuance by any Qualifying Authority or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Units or the Underlying Shares or the trading in the Common Shares or Warrants, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Units or the Underlying Shares or the trading in the Common Shares or Warrants and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(h) FILING OF AMENDMENTS. The Company will not at any time file or make any amendment or supplement to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, or any Supplementary Material, of which the Representatives shall not have previously been advised and furnished a copy or to which the Representatives shall have objected promptly after reasonable notice thereof.

(i) DELIVERY OF FILED DOCUMENTS. The Company has furnished or will deliver to each of the Underwriters a copy of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Canadian Preliminary Warrant Prospectus, the Final Warrant Prospectus, the Canadian Warrant Prospectus and any Supplementary Material, approved, signed and certified as required by Canadian Securities Laws and signed and conformed copies of each of the Registration Statement and Warrant Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts.

(j) DELIVERY OF PROSPECTUSES. The Company has furnished or will deliver to each Underwriter, without charge, as many copies of each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus as such Underwriters have reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act and during the period when the Canadian Prospectus is required to be delivered under Canadian Securities Laws, but no later than the second Business Day after the Final



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         Filing Time, such number of copies of the U.S. Prospectus and Canadian
         Prospectus, respectively (each as supplemented or amended) as such Underwriter may reasonably request. The Company will deliver to the Warrant Trustee as many copies of the U.S. Warrant Prospectus as the Warrant Trustee requests to allow the Warrant Trustee to deliver a copy of the U.S. Warrant Prospectus to each holder of Warrants who exercises such Warrants.

(k) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act, 1933 Act Regulations and Canadian Securities Laws so as to permit the completion of the distribution of the Units and Underlying Shares as contemplated in this agreement and in the U.S. Prospectus and the Canadian Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act, 1933 Act Regulations or Canadian Securities Laws, the Company will promptly prepare and file with the Commission and with the Qualifying Authorities, subject to paragraph 1(h) of this agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus or the Canadian Prospectus, as the case may be, comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(l) RULE 158. The Company will file, on a timely basis, such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and the regulations thereunder.

(m) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Units in the manner specified in the U.S. Prospectus and the Canadian Prospectus under "Use of Proceeds".

(n) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the U.S. Prospectus, the Company will not, without the prior written consent of each of TD Securities Inc. and Merrill Lynch Canada Inc. (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for



                                       10
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         Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing (ii) enter into any swap or any other agreement or in respect of the foregoing, any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to do any of the foregoing. The foregoing sentence shall not apply to (A) the Warrants, the Underlying Shares and the Shares to be sold hereunder, (B) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee plans of the Company referred to in the U.S. Prospectus and the Canadian Prospectus, (C) any Common Shares issued in connection with the rights described in the U.S. Prospectus and the Canadian Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) Common Shares issuable upon the conversion of any of the Company's outstanding Convertible Debentures due 2012, (F) any Common Shares issued in connection with "flow-through financings" by the Company in an amount up to C$4 million, or (G) any securities issuable 30 days after the date of the U.S. Prospectus pursuant to an acquisition, merger, consolidation or amalgamation transaction involving the Company.

(o) LISTING. The Company will use its best efforts to effect the listing of the Shares and the Underlying Shares on the TSX and the NYSE and the Warrants on the TSX and will use reasonable efforts to effect the listing of the Warrants on the NASDAQ.

(p) REPORTING REQUIREMENTS. The Company, during the period when the U.S. Prospectus or the U.S. Warrant Prospectus, as applicable, is required to be delivered under the 1933 Act or the 1934 Act in respect of the offer and sale of the Units or the Underlying Shares, will file all documents required to be filed by the Company with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(q) DELIVERY OF DOCUMENTS AT THE TIME OF FILING OF CANADIAN PROSPECTUS. The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of the Canadian Prospectus with the Qualifying
         Authorities:

         (i) the comfort letter of its auditors, Ernst & Young LLP, referred to in paragraph 5(h) of this agreement;

         (ii) an opinion of its auditors, Ernst & Young LLP, addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the Financial Information is, in all material respects, a complete and accurate translation of the English language version thereof;

         (iii) an opinion of Quebec counsel to the Company addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel, to the effect that, except for the Financial Information, as to which they express no opinion, the French language version of each of the Canadian Preliminary Prospectus and the Canadian Prospectus, is, in all material respects, a complete and accurate translation of the English version of each of the Canadian Preliminary Prospectus and the Canadian Prospectus, respectively;

         (iv) letters from the TSX advising the Company that approval of the conditional listing of (A) the Shares issuable pursuant to the Firm Units and the Optional Units, including the Underlying Shares, and (B) the Warrants has been granted by the TSX;

         (v) application to the NYSE with respect to the listing of the Shares issuable pursuant to the Firm Units and the Optional Units, including the Underlying Shares; and

         (vi) application to NASDAQ with respect to the listing of the Warrants.

(r) SUPPLEMENTARY MATERIAL. The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of any Supplementary Material with any Qualifying Authority or the Commission a comfort letter from Ernst & Young LLP relating to the Supplementary Material in the form and substance of the comfort letter described in subparagraph 1(q)(i) of this agreement. The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of any Supplementary Material with the Commission des valeurs mobilieres du Quebec opinions relating to the Supplementary Material in the form and substance of the opinions described in subparagraphs 1(q)(ii) and (iii) of this agreement.

(s) CHANGES. From the date of this agreement until the end of the period of Distribution under the Canadian Prospectus and the U.S. Prospectus, the Company shall promptly notify the Underwriters in writing of:

         (i) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business;

         (ii) any change in any fact contained in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or Supplementary Material, which change is or may be of such a nature as to render the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or Supplementary Material misleading or untrue in any material respect or result in a misrepresentation therein; or

         (iii) any change in applicable laws, materially and adversely affecting, or which may materially and adversely affect, the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, the Common Shares or the Distribution under the Canadian Prospectus or the U.S. Prospectus.

(t) WARRANT TRUSTEE. The Warrant Trustee will be duly appointed to act as trustee under the Warrant Indenture.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters as of the date hereof and as of each Closing Time and agrees with each Underwriter as follows:

(a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101, for use of a shelf prospectus under National Instrument 44-102 and for use of Form F-10 under the 1933 Act. At the time the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to any Closing Time: (A) the Canadian Prospectus will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Qualifying Authorities (B) the U.S. Prospectus will conform to the Canadian Prospectus, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (C) the Registration Statement, and any amendments or supplements thereto will comply in all material aspects with the requirements of the 1933 Act and the 1933 Act Regulations; (D) none of the Registration Statement, or any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the U.S. Prospectus, the Canadian Prospectus, and any Supplementary Material or any amendment or supplement thereto will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, considered as one enterprise, and the Units, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in clauses (D) and (E) above do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and any Supplementary Material.

(b) At the time the Warrant Registration Statement becomes effective under the 1933 Act: (A) the Canadian Warrant Prospectus will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Qualifying Authorities (B) the U.S. Warrant Prospectus will conform to the Canadian Warrant Prospectus, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (C) the Warrant Registration Statement, and any amendments or supplements thereto will comply in all material aspects with the requirements of the 1933 Act and the 1933 Act Regulations; (D) none of the Warrant Registration Statement, or any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the U.S. Warrant Prospectus, the Canadian Warrant Prospectus, and any Supplementary

         Material or any amendment or supplement thereto will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, considered as one enterprise, and the Underlying Shares, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) INDEPENDENT ACCOUNTANTS. The accountants who reported on and certified the financial statements included or incorporated by reference in the Registration Statement, the Warrant Registration Statement, the U.S. Prospectus, the U.S. Warrant Prospectus, the Canadian Prospectus and the Canadian Warrant Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent with respect to the Company within the meaning of the BUSINESS CORPORATIONS ACT (Ontario) and applicable Canadian Securities Laws.

(d) GOOD STANDING OF THE COMPANY. The Company is a corporation duly amalgamated, validly existing under the laws of the Province of Ontario and has filed its annual return under the CORPORATIONS INFORMATION ACT (Ontario) (the "CIA")) for the most recent year in which it was required to file such return and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus, and the U.S. Prospectus and to enter into, deliver and perform its obligations under this agreement; and the Company is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(e) GOOD STANDING BY SUBSIDIARIES. The Company's only consolidated subsidiaries are Sudbury Contact Mines Limited and Telbel Mines Limited. None of the Company's subsidiaries have assets in excess of 5% of the consolidated assets of the Company and its subsidiaries as of the date hereof or represented, for the 2001 fiscal year, revenues or operating cash flow in excess of 5% of consolidated revenues or consolidated operating cash flow of the Company and its subsidiaries for such period. The other information with respect to the subsidiaries set forth in Schedule A hereto is true and accurate in all material respects. Each subsidiary is a corporation duly incorporated, validly existing and has filed its annual return or other information filings under applicable corporations information legislation for the most recent year in which it was required to make such filing under the laws of the jurisdiction of its incorporation, has the requisite power and capacity to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus, and the U.S. Prospectus and is duly qualified as an extra-provincial or foreign corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; all of the issued and outstanding shares of capital of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

(f) COMPLIANCE WITH CANADIAN SECURITIES LAWS. All consents, approvals, permits, authorizations or filings as may be required under Canadian Securities Laws (including with respect to the filing of the Canadian Prospectus and the Form 20-F) and the by-laws, rules and regulations of the Exchanges necessary to the execution and delivery of and the performance by the Company of its obligations under this agreement have been made and obtained or will have been obtained by the Closing Time.

(g) FINANCIAL STATEMENTS. The financial statements included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement and the Canadian Prospectus and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated; and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Company and its consolidated subsidiaries for the periods specified in such financial statements have been prepared in conformity with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis throughout the periods involved and have been either (A) reconciled to generally accepted accounting principles in the United States of America ("U.S. GAAP") in accordance with applicable U.S. securities laws or (B) prepared and presented in conformity with U.S. GAAP. The selected financial information to be included or incorporated by reference in the Registration Statement and the Canadian Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Canadian Prospectus.

(h) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the dates as of which information is given in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular annual dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(i) ABSENCE OF RIGHTS. Except as disclosed in the Canadian Preliminary Prospectus as at the date thereof and as will be disclosed in the Canadian Prospectus and the U.S. Prospectus, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Company or any other agreement or option, for the issue or allotment of any unissued shares of the Company or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company.

(j) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Canadian Preliminary Prospectus the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus or the Supplementary Material and which is not so disclosed or will not be so disclosed, or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets of the Company or any subsidiary or which may materially and adversely affect the consummation of the transactions contemplated in this agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus or the Supplementary Material including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(k) AUTHORIZATION. This agreement has been, and the Warrant Indenture, when delivered will have been duly authorized, executed and delivered by the Company and each of the foregoing constitutes or will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(l) AUTHORIZED CAPITAL. The authorized, issued and outstanding share capital of the Company was, at October 29, 2002 and September 30, 2002, as set forth in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus under the captions "Description of Share Capital" and "Capitalization", respectively. All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares in the capital of the Company was issued in violation of the pre-emptive rights of any securityholder of the Company.

(m) REPORTING ISSUER STATUS. The Company is a reporting issuer not in default for purposes of the SECURITIES ACT (Ontario) and the corresponding provisions of the other Canadian Securities Laws in jurisdictions which recognize the concept of reporting issuer status.

(n) AUTHORIZATION AND DESCRIPTION OF SHARES, WARRANTS AND UNDERLYING SHARES. The Shares and Warrants have been duly authorized for issuance and sale to the Underwriters pursuant to this agreement. The Underlying Shares have been duly authorized for issuance to holders of Warrants upon the exercise of such Warrants in accordance with their terms. Each of the Shares, Warrants and Underlying Shares, when issued and delivered by the Company pursuant to this agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares and Warrants conform to all statements relating thereto contained in the Canadian Prospectus and the U.S. Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares, Warrants or Underlying Shares will be subject to personal liability solely by reason of being such a holder; the issuance of the Shares, Underlying Shares or Warrants is not subject to the preemptive rights of any shareholder of the Company; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Shares, Underlying Shares and the Warrants has been validly taken.

(o) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this agreement, the Warrant Indenture and the consummation of the transactions contemplated herein and in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus, and as will be contemplated in the Canadian Prospectus and the U.S. Prospectus (including the authorization, issuance, sale and delivery of the Shares, Underlying Shares and Warrants and the use of the proceeds from the sale of the Units as described in the Canadian Prospectus and the U.S. Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation or conflict with the provisions of the charter or by-laws of the Company or any subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except for such violations or conflicts that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to acquire the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(p) ABSENCE OF LABOUR DISPUTE. No labour dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(q) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other property described in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus in each case as at the date thereof and as will be described in the Canadian Prospectus and the U.S. Prospectus, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (including mining, zoning, use or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing or use of such property in the business of the Company and its subsidiaries) except such as (A) are described in the Canadian Prospectus and the U.S. Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases, subleases, claims, concessions and agreements material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Canadian Prospectus and the U.S. Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases, subleases, claims, concessions or agreements mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the property under any such lease, sublease, claim, concession or agreement. The Company, either directly or indirectly, is the owner of the mining claims and mining leases necessary to carry on its current and proposed mining operations and its current and proposed exploration activities, all as set out or contemplated in the Canadian Prospectus and the U.S. Prospectus. The mining claims and mining leases held by the Company or its subsidiaries cover the properties required by the Company for such purposes. The Company is entitled to extract minerals from its mines as set forth in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus in each case as at the date thereof and as will be set forth in the Canadian Prospectus and the U.S. Prospectus and to do all of the exploration contemplated in the Canadian Prospectus and the U.S. Prospectus.

(r) ENVIRONMENTAL LAWS. Except as described in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus in each case as at the date thereof and as will be described in the U.S. Prospectus and the Canadian Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(s) NO STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares or the Warrants.

(t) RESERVE INFORMATION. The information set forth in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus and as will be set out in the Canadian Prospectus and the U.S. Prospectus relating to the estimates by the Company of the proven and probable ore reserves and mineral resources has been reviewed and verified by the Company and, in all cases, the ore reserve information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 - Standards of Disclosure for Mineral Projects and the method of estimating the ore reserves has been verified by mining experience and the information upon which the estimates of reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.

(u) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this agreement, except (A) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (B) such as have been obtained, or as may be required, under Canadian Securities Laws.

(v) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, stake or maintain claims and other property interest and to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not singly or in the aggregate have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect.

(w) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as will be described in the Canadian Prospectus and the U.S. Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

(x) REGISTRATION RIGHTS. Other than pursuant to the Registration Rights Agreement dated as of February 15, 2002 between the Company and Scotia Capital Inc. relating to the registration of Common Shares issuable on the conversion of certain of the Company's convertible debentures due 2012, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement, the Warrant Registration Statement or otherwise registered by the Company under the 1933 Act.

(y) OTHER REPORTS AND INFORMATION. There are no reports or information that in accordance with the requirements of any Qualifying Authority must be made publicly available in connection with the offering of the Units that have not been made or will not be made publicly available during the period of the distribution of the Units as required; there are no documents required to be filed with any Qualifying Authority in connection with the Canadian Prospectus or the Canadian Warrant Prospectus that have not been filed or will not be filed as required; during the period of the distribution of the Units there are no contracts, documents or other materials required to be described or referred to in the

         Registration Statement, Warrant Registration Statement or the U.S. Prospectus or U.S. Warrant Prospectus or to be filed as exhibits to the Registration Statement or U.S. Warrant Registration Statement that are not or will not be described, referred to or filed as required by U.S. federal securities laws and the Canadian Securities Laws.

(z) NO BROKER. Other than as contemplated by this agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this agreement.

(aa) STAMP TAX. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery to the Underwriters of the Units or the authorization, execution, delivery and performance of this agreement or the resale of Units by an Underwriter to U.S. residents.

         SECTION 3. COMPENSATION OF UNDERWRITERS. In return for their underwriting services in respect of the distribution of the Units, including (i) acting as financial advisers to the Company, (ii) assisting in the preparation of the Canadian Prospectus and the U.S. Prospectus (and Supplementary Material),
(iii) advising on the final terms and conditions of the offering, (iv) forming and managing a selling group for the sale of the Units, (v) distributing the Units to the public both directly and through other registered dealers and brokers, and (vi) performing administrative work in connection with the distribution of the Units, the Company agrees to pay to the Underwriters at the Closing Time, an underwriting commission of $0.8716 per Firm Unit sold or expected to be sold in Canada and US$0.5560 per Firm Unit (being the equivalent of the corresponding Canadian dollar amount based on the inverse of the Noon Buying Rate) sold or expected to be sold in the United States and, to the extent the Over-allotment Option is exercised, an underwriting commission of $0.8716 per Optional Unit sold in Canada and US$0.5560 per Optional Unit (being the equivalent of the corresponding Canadian dollar amount based on the inverse of the Noon Buying Rate) sold in the United States.

         SECTION 4. CLOSING.

         (a) PAYMENT OF THE PURCHASE PRICE. Payment of the purchase price for, and delivery of certificates for, the Shares and Warrants issuable in respect of the Firm Units shall be made at the offices of Davies Ward Phillips & Vineberg LLP, 1 First Canadian Place, Suite 4400, Toronto, Ontario, or at such other place as shall be agreed upon by the Representatives and the Company, at the Closing Time.

         In addition, in the event that any of the Optional Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, the Shares and Warrants issuable in respect of such Optional Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Closing Date as specified in the notice from the Representatives to the Company; provided that the purchase price per Optional Unit shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Optional Units.

         Payment in respect of the purchase price for Units sold in Canada shall be denominated in Canadian dollars and in respect of the purchase price for Units sold in the United States shall be denominated in United States dollars and shall be made to the Company by separate wire transfers of immediately available funds to a bank account designated by the Company not less than 24 hours prior to the Closing Time or by separate bank drafts or certified cheques, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares and Warrants to be purchased by them. It is understood that each Underwriter has authorized either of the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units and the Optional Units, if any, which it has agreed to purchase.

         (b) PAYMENT OF UNDERWRITING COMMISSION. At the Closing Time, the Company shall contemporaneously pay to the Underwriters the underwriting commission referred to in Section 3 of this agreement, which underwriting commission shall be deducted from and set off against the purchase price payable to the Company by the Underwriters for the Units. The Representatives shall at the Closing Time provide the Company with a receipt acknowledging payment in full of the applicable amount of the underwriting commission.

         (c) DENOMINATIONS; REGISTRATION. Certificates for the Shares and Warrants issuable in respect of the Firm Units and the Optional Units, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before any Closing Time. The Shares and Warrants comprising the Firm Units and the Optional Units, if any, will be made available for examination and packaging by the Representatives in The City of New York or the City of Toronto, as determined by the Representatives, not later than 10:00 a.m. (Toronto time) on the Business Day prior to the Closing Time.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase the Firm Units and, to the extent the Over-allotment Option is exercised, the Optional Units, hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 2 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT AND WARRANT REGISTRATION STATEMENT. (i) The Final Prospectus shall have been filed with the Qualifying Authorities and the Decision Document in respect thereof shall have been obtained under Canadian Securities Laws and the Registration Statement, and any amendment thereto, shall have become effective in each case no later than the Final Filing Time; (ii) the Final Warrant Prospectus shall have been filed with the Reviewing Authority and the Warrant Decision Document in respect thereof shall have been obtained under Canadian Securities Laws and the Warrant Registration Statement shall have been filed with the Commission and the Warrant Registration Statement, and any amendment thereto, shall have become effective no later than the Business Day prior to the Closing Date and a supplement in respect of the distribution of the Underlying Shares shall have been filed with the Reviewing Authority and with the Commission pursuant to General Instruction II.L of Form F-10 under the 1933 Act within the applicable time period prescribed for filing and no later than the Business Day prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement or the Warrant Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Shares, Warrants or the Underlying Shares or the trading in the Common Shares or Warrants of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of the Qualifying Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

          (b) OPINION OF CANADIAN COUNSEL FOR COMPANY. At Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Schedule B hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) OPINION OF QUEBEC COUNSEL FOR COMPANY. At Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Fraser Milner Casgrain LLP, Quebec counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Schedule C hereto and to such further effect as counsel to the Underwriters may reasonably request, provided that for the purposes of the opinion in paragraph 2 of Schedule C, the Mining Rights shall include all mining rights, leases and concessions which are necessary for the Company to carry out its current and proposed operations and exploration activities at the LaRonde Division as described in the Canadian Prospectus and the U.S. Prospectus.

         (d) OPINION OF U.S. COUNSEL FOR COMPANY. At Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Troutman Sanders LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Schedule D hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (e) OPINION OF CANADIAN COUNSEL FOR UNDERWRITERS. At Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Lang Michener, Canadian counsel for the Underwriters, with respect to paragraphs 1, 9 (other than enforceability of this agreement) 13, 14 and 15 and the second to last paragraph included in Schedule B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Ontario and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to the Underwriters and as to matters pertaining to the Company upon the opinion of Davies Ward Phillips & Vineberg LLP. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (f) OPINION OF U.S. COUNSEL FOR UNDERWRITERS. At Closing Time, the Underwriters shall have received the favourable opinion, dated as of Closing Time, of Shearman & Sterling, United States counsel for the Underwriters, with respect to the matters set forth in clauses 1, 2 and 5 and the second to last paragraph included in Schedule D hereto, except that such counsel need not comment on matters with respect to the Warrant Registration Statement, the U.S. Warrant Prospectus, the Underlying Shares or the Warrant Form F-X. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (g) OFFICERS' CERTIFICATE. At Closing Time the Underwriters shall have received a certificate of the President and Chief Executive Officer and the Vice-President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) the Mining Rights referred to in the opinion of Quebec counsel to the Company contemplated by paragraph 5(c) of this agreement include all mining rights, leases and concessions which are necessary for the Company to carry out its current and proposed operations and exploration activities at the LaRonde Division as described in the Canadian Prospectus and the U.S. Prospectus, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and (vi) no order having the effect of ceasing or suspending the distribution of the Shares or Warrants or the Underlying Shares shall have been issued by any securities commission or securities regulatory authority in Canada.

         (h) ACCOUNTANTS' COMFORT LETTER. At the time of filing the Final Canadian Prospectus, the Underwriters shall have received from Ernst & Young LLP, a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus.

         (i) BRINGDOWN COMFORT LETTER. At Closing Time, the Underwriters shall have received from Ernst & Young LLP, a letter dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (h) of this Section, except that the specified date referred to shall be a date not more than four business days prior to

Closing Time.

         (j) NO OBJECTION. The National Association of Securities Dealers, Inc. shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements in connection with the offering of the Units or the Underlying Shares.

         (k) LOCK-UP AGREEMENTS. At the date of this agreement, the Representatives, on behalf of the Underwriters, shall have received an agreement substantially in the form set forth in Schedule F hereto, signed by the persons listed on Schedule E hereto.

         (l) WARRANT INDENTURE. The Representatives, on behalf of the Underwriters, shall have received the Warrant Indenture duly executed by the Company and the Warrant Trustee.

         (m) APPROVAL OF LISTING. At Closing Time, (i) the Shares, Underlying Shares and Warrants shall have been approved for listing on the TSX, subject to the Company fulfilling the requirements of the TSX, and (ii) the Shares and Underlying Shares shall have been approved for listing on the NYSE, subject to official notice of issuance if required, subject also to the requirement in the case of the Warrants that a minimum number of holders of Warrants is met.

         (n) ADDITIONAL DOCUMENTS. At any Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and the sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Units as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters, acting reasonably.

         SECTION 6.        TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. In addition to the rights described in paragraph 6(b) of the agreement, the Representatives may terminate this agreement, by notice to the Company at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this agreement or since the respective dates as of which information is given in the Canadian Prospectus and the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Canadian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters impracticable to market the Units or to enforce contracts for the sale of the Units or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada or the NYSE, the TSX or the Nasdaq National Market, or if trading generally on the American Stock Exchange, NYSE, TSX, or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada, or (iv) if a banking moratorium has been declared by United States federal, New York state or Canadian federal authorities.

         (b) TERMINATION OF AGREEMENT. If any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled, this agreement, or in the case of any condition to the purchase of Optional Units, the obligations of the several Underwriters to purchase the relevant Optional Units, may be terminated by the Representatives by written notice to the Company at any time at or prior to the applicable Closing Time.

         (c) LIABILITIES. If this agreement is terminated pursuant to this
Section 6, such termination shall be without liability of any party to any other party except as provided in Section 10 hereof, and provided further that Sections 2, 6, 7 and 8 shall survive such termination and remain full force and effect.

         SECTION 7.  INDEMNITY.

         (a) INDEMNITY OF THE UNDERWRITERS. The Company agrees to indemnify and save harmless each of the Underwriters and their directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses (including the reasonable fees and expenses of the Underwriters' counsel that may be incurred with respect to or in defending such claim) in any way caused by, or arising directly or indirectly from or in consequence of:

                  (i) any information or statement contained in (A) the Registration Statement or the Warrant Registration Statement which contains or is alleged to contain a misrepresentation, or (B) the Canadian Prospectus, Canadian Warrant Prospectus or the U.S. Prospectus, the U.S. Warrant Prospectus or any Supplementary Material, or in a certificate of the Company or any officer of the Company delivered hereunder or pursuant hereto which at the time, and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

                  (ii) any omission or alleged omission to state in (A) the Registration Statement or the Warrant Registration Statement, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Canadian Prospectus, the Canadian Warrant Prospectus or the

                           U.S. Prospectus, the U.S. Warrant Prospectus or any Supplementary Material or any certificate of the Company or any officer of the Company delivered hereunder or pursuant hereto, any material fact, required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iii) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission, stock exchange or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Registration Statement, the Warrant Registration Statement, the Canadian Prospectus, the Canadian Warrant Prospectus, the U.S. Prospectus, the U.S. Warrant Prospectus or any Supplementary Material or based upon any failure to comply with Canadian Securities Laws or securities laws of the United States (other than any failure or alleged failure to comply by the Underwriters or their banking or selling group), preventing or restricting the trading in or the sale or Distribution of the Shares and Warrants in any of the Qualifying Provinces or the United States;

                  (iv) the non-compliance or alleged non-compliance by the Company with any requirement of Canadian Securities Laws or applicable securities legislation of the United States in connection with the transactions herein contemplated including the Company's non-compliance with any statutory requirement to make any document available for inspection; and

                  (v)      a breach of any term of this agreement;

                  provided, however, that this indemnity shall not apply to any liability, claim, action, suit, proceeding, loss, cost, damage and expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material.

         (b) INDEMNITY OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses (including the reasonable fees and expenses of the Company counsel that may be incurred with respect to or in defending such claim) in any way caused by, or arising directly or indirectly from, in or consequence of the matters described in the indemnity contained in subparagraph 7(a)(i), (ii) and (iii) of this agreement as incurred, but only with respect to untrue information or statements or omissions, or alleged untrue information or statements or omissions, made in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material in reliance upon and in conformity with written information furnished to the Company by any Representative expressly for use in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material.

         (c) INDEMNITY INCLUSIONS. An Indemnifying Party's agreement to indemnify an Indemnified Party under paragraphs 7(a) or (b) of this agreement shall include, without limiting the generality thereof, the Company's agreement to indemnify and save harmless an Indemnified Party in respect of:

                  (i) all liabilities, claims, losses, costs, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in paragraph 7(a) or (b) of this agreement, provided that (subject to paragraph 7(g) of this agreement) any such settlement is effected with the prior written consent of the Company; and

                  (ii) all expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any matter referred to in paragraph 7(a) or (b) of this agreement.

         (d) RIGHTS HELD IN TRUST. To the extent that any Indemnified Party is not a party to this agreement, the Underwriters (in the case of the indemnity in paragraph 7(a)) of this agreement) and the Company (in the case of the indemnity in paragraph 7(b)) of this agreement) shall obtain and hold the rights and benefits of this Section 7 in trust for and on behalf of such Indemnified Party.

         (e) CONSENT TO SETTLEMENT. None of the Company and any of the Underwriters shall agree to any settlement of any claim, action, suit or proceeding referred to in this Section 7 unless the Company and each of the Underwriters has consented in writing thereto.

         (f) NOTICE. Each Indemnified Party shall give notice as promptly as reasonably practicable to each Indemnifying Party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 7. Counsel to the Indemnified Parties shall be selected by the Representatives (in the case of the indemnity in paragraph 7(a)) of this agreement) and the Company (in the case of the indemnity in paragraph 7(b)) of this agreement). An Indemnifying Party may participate at its own expense in the defense of any such action, provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall an Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (g) SETTLEMENT WITHOUT CONSENT. If at any time any Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request,
(ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and
(iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested such Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party shall not be liable for any settlement of the nature contemplated by this
Section 7 effected without its consent if such Indemnifying Party (i) reimburses such Indemnified Party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         SECTION 8. CONTRIBUTION. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Canadian Prospectus and the U.S. Prospectus, bear to the aggregate initial public offering price of the Units as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Company shall be limited to contribution from each Underwriter (severally and not jointly) in an amount not exceeding the lesser of:

         (i) the portion of the full amount of the loss or liability giving rise to such contribution for which such Underwriter is responsible, as determined in accordance with the provisions of this Section 8;

         (ii) the amount of the aggregate underwriting commission actually received by such Underwriter from the Company hereunder; and

         (iii) the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Units set forth opposite their respective names in Section 11 of this agreement and not joint.

         SECTION 9. SEVERABILITY. If any provision of Sections 7 and 8 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this agreement and such void or unenforceable provision shall be severable from this agreement.

         SECTION 10. EXPENSES OF THE OFFERING. Whether or not the transactions herein contemplated shall be completed, except as hereinafter specifically provided, all expenses of or incidental to the authorization, allotment and issue of the Units and Underlying Shares and all expenses of or incidental to all other matters in connection with such transactions including, without limitation, listing fees, expenses payable in connection with the qualification of the Units and Underlying Shares for sale to the public, the fees and expenses of counsel for the Company, all fees and expenses of local counsel, all fees and expenses of the Company's auditors, all costs relating to information meetings (including roadshow expenses), all filing and listing fees and all costs incurred in connection with the preparation, printing and filing of the Registration Statement, the Warrant Registration Statement (including financial statements and exhibits and the Form F-X and Warrant Form F-X), Canadian Preliminary Prospectus, Canadian Warrant Preliminary Prospectus, U.S. Warrant Prospectus, U.S. Warrant Base Prospectus, Final Prospectus, Final Warrant Prospectus, Canadian Prospectus, Canadian Warrant Prospectus, U.S. Prospectus, U.S. Warrant Prospectus, Supplementary Material and share certificates representing the Shares, certificates representing the Warrants, filing fees incident to (including the reasonable fees and disbursements of counsel to the Underwriters in connection with) the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units and the Underlying Shares, fees and expenses of the transfer agent and registrar for the Shares and Warrants and the Underlying Shares (but excluding the fees of the Underwriters' and any out-of-pocket expenses of the Underwriters) shall be borne by and be for the account of the Company, provided that if this agreement is terminated in accordance with the provisions of subparagraph 6(a)(i) and paragraph 6(b), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 11. UNDERWRITING PERCENTAGES. The obligation of the Underwriters to purchase the Units at the Closing Time shall be several and not joint and several and shall be limited to the percentages of the aggregate number of Units set out opposite the name of each of the Underwriters below:

                  TD Securities Inc.                  27.5%

                  Merrill Lynch Canada Inc.           27.5%

                  Scotia Capital Inc.                 12.5%

                  Yorkton Securities Inc.             12.5%

                  CIBC World Markets Inc.              6.0%

                  Salomon Smith Barney Canada Inc.     6.0%

                  Dundee Securities Corporation        4.0%

                  Sprott Securities Inc.               4.0%

         In the event that any Underwriter shall fail to purchase its applicable percentage of the Units (the "Defaulted Securities") at the Closing Time, the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Units to be purchased hereunder, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligation of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Units to be purchased on such date, this agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default to the Company or to any non-defaulting Underwriter.

         In the event of any such default which does not result in a termination of this agreement either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.

         SECTION 12. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed David J. Levenson (or any successor) (together with any successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this agreement or the Common Shares and Warrants comprising the Units or the Underlying Shares, that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in Toronto, Ontario, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Underlying Shares, Shares or Warrants shall be outstanding.

         To the extent that the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

         SECTION 13. REMEDIES. The rights of termination contained in Section 6 are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this agreement.

         SECTION 14. SURVIVAL. All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Units and continue in full force and effect for the benefit of the Underwriters and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the purchase and sale of the Units or the preparation of the Registration Statement, the Warrant Registration Statement, the Canadian Prospectus, the Canadian Warrant Prospectus the U.S. Prospectus the U.S. Warrant Prospectus or otherwise. This agreement shall constitute the entire agreement with respect to the purchase of the Units among the parties.

         SECTION 15. TIME IS OF THE ESSENCE AND GOVERNING LAWS. Time shall be of the essence of the agreement arising from this offer and its acceptance by the Company and such agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         SECTION 16. NOTICES.

         (a) Unless herein otherwise expressly provided, any notice, request, direction, consent, waiver, extension, agreement or other communication (a "Communication") that is or may be given or made hereunder shall be in writing addressed as follows:

         If to the Company, at:

                  Agnico-Eagle Mines Limited
                  145 King Street East, Suite 500
                  Toronto, Ontario
                  M5C 2Y7
                  Attention: David Garofalo
                  Fax No.: (416) 367-4681

         If to the Representatives or any or all of the Underwriters, addressed and sent to:

                  TD Securities Inc.
                  66 Wellington Street W.
                  8th Floor, P.O. Box 1
                  TD Tower
                  Toronto, Ontario
                  M5X 1A2

                  Attention:  Peter F. Grosskopf

                  Fax No.: (416) 307-8458

         And to:

                  Merrill Lynch Canada Inc.
                  BCE Place
                  181 Bay Street
                  Toronto, Ontario
                  M5J 2V8

                  Attention:  Gregory Fournier

                  Fax No.: (416) 369-8778

         or to such other address as any of the parties may designate by notice given to the others in accordance with this subparagraph.

         (b) Each Communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (a) a Communication which is personally delivered shall, if delivered before 5:00 p.m. on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (b) a Communication which is sent by telex, telegraph or facsimile transmission shall, if sent on a Business Day and the machine on which it is sent receives the answer back code of the party to whom it is sent before 5:00 p.m., be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

         (c) Each Underwriter hereby agrees and acknowledges that the Company shall be entitled to and shall act on any Communication given or agreement entered into by or on behalf of the Underwriters by the Representatives and that the Representatives have irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement of any claim, action, suit or proceeding referred to in Section 7, which consent shall be given by the Indemnifying Party.

         (d) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance on the accompanying counterparts of this letter, return the same to us whereupon this letter as so accepted shall constitute an agreement between us in accordance with the foregoing.


TD SECURITIES INC.                      MERRILL LYNCH CANADA INC.


per: (signed) Peter F. Grosskopf        per: (signed) Gregory Fournier
     ---------------------------------       ---------------------------------
     Peter F. Grosskopf                      Gregory Fournier




SCOTIA CAPITAL INC.                     YORKTON SECURITIES INC..


per: (signed) J. Paul Rollinson         per: (signed) Kenneth Gillis
     ---------------------------------       ---------------------------------
     J. Paul Rollinson                       Kenneth Gillis




CIBC WORLD MARKETS INC.                 SALOMON SMITH BARNEY CANADA INC.


per: (signed) Gerry Straub              per: (signed)  Douglas Eberlee
     ---------------------------------       ---------------------------------
     Gerry Straub                            Douglas Eberlee





DUNDEE SECURITIES CORPORATION           SPROTT SECURITIES INC.


per: (signed) Richard M. Cohen          per: (signed) W. Jeffrey Kennedy
     ---------------------------------       ---------------------------------
     Richard M. Cohen                        W. Jeffrey Kennedy

         The foregoing offer is accepted and agreed to as of the date first above written.

                                        AGNICO-EAGLE MINES LIMITED


                                        per: (signed) David Garofalo
                                             -----------------------------------
                                              David Garofalo

                                   SCHEDULE A





Legal Name of               Statutes      Business         Number of           Number of         Per Cent of Issued   Operating
Subsidiary                                Jurisdiction     Issued and          Voting Shares     and Outstanding      Status
                                                           Outstanding         Beneficially      Voting Shares
                                                           Voting Shares       Owned by          Beneficially
                                                                               Agnico            Owned by Agnico

Telbel Mines Limited        Quebec        Ontario,          2,200,003            2,200,003       100%                 Holding
                                          Quebec                                                                      Company

Sudbury Contact             Ontario       Ontario,         20,494,660          13,813,778        67.4%                Mineral
Mines Limited                             Quebec                                                                      Exploration

                                   SCHEDULE B


                   DAVIES WARD PHILLIPS & VINEBERG LLP OPINION




1. The Company is a corporation existing under the laws of the Province of Ontario and has filed its annual return under the CORPORATIONS INFORMATION ACT (Ontario) (the "CIA") for the most recent year in which it was required to file such a return.

2. The Company has the corporate power and capacity under the laws of the Province of Ontario to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus and the U.S. Prospectus.

3. The Company is a reporting issuer under the securities laws of each Canadian Province which recognizes the concept of reporting issuer and is not on the list of defaulting reporting issuers maintained by the Qualifying Authority in each of such province(s) that maintains such a list.

4. The Company is extra-provincially registered or otherwise qualified as an extra-provincial or a foreign corporation to transact business under the laws of the Province of Quebec, being the only jurisdiction in which the nature of the Company's business or the location of its assets makes such registration or qualification necessary.

5. The authorized, issued and outstanding share capital of the Company was as set forth in the U.S. Prospectus and the Canadian Prospectus under the headings "Description of Share Capital" and "Capitalization" and no holder of outstanding shares in the capital of the Company is or will be subject to personal liability for any act, default, obligation or liability of the Company solely by reason of being such a holder.

6. Sudbury Contact Mines Limited ("Sudbury Contact") is a corporation existing under the laws of the Province of Ontario and has filed its annual return under the CIA for the most recent year in which it was required to file such a return. Sudbury Contact has the corporate power and capacity under the laws of the province of Ontario to own, lease and operate its properties and conduct its business as described in the U.S. Prospectus and the Canadian Prospectus.

7. Sudbury Contact is extra-provincially registered or otherwise qualified as extra-provincial or foreign corporation to transact business under the laws of the Province of Quebec, being the only jurisdiction in which the nature of Sudbury Contact's business or the location of its assets makes such registration or qualification necessary.

8. To such counsel's knowledge, the Company beneficially owns directly that number of shares in each subsidiary set forth opposite the subsidiary's name in Exhibit 1 hereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

9. The Company has the corporate power and capacity to execute, deliver and perform its obligations under each of the Underwriting Agreement and the Warrant Indenture and each of the Underwriting Agreement and the Warrant Indenture has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms (except for the provisions of Section 7 - Indemnity, Section 8 - Contribution and Section 9 - Severability of the Underwriting Agreement and Section 1.6 - Severability in respect of which such counsel shall not be required to opine).

10. The Shares and Warrants have been and the Underlying Shares will be, when issued in accordance with the terms of the Warrants duly authorized and validly issued and are outstanding as fully paid and non-assessable and no holder of the Shares, Warrants or Underlying Shares is or will be subject to personal liability for any act, default, obligation or liability of the Company solely by reason of being such a holder.

11. All corporate action required to be taken for the authorization, issuance, sale and delivery of the Shares, Underlying Shares and Warrants has been validly taken.

12. Based solely on a review of the Company's constating documents and a certificate of the Company, the issuance of the Shares, Underlying Shares and Warrants is not subject to the pre-emptive rights of any shareholder of the Company.

13. A Decision Document has been obtained for the Final Prospectus from the Reviewing Authority evidencing that receipts have been issued by each Qualifying Authority for the Final Prospectus and a Warrant Decision Document has been issued by the Reviewing Authority for the Canadian Warrant Prospectus and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the securities laws of the Qualifying Provinces to permit the Shares and Warrants comprising the Units to be offered, sold and delivered in the Qualifying Provinces by or through persons registered under such laws and no other authorization, approval, permit or license of any government, governmental instrumentality or court of any Qualifying Province or of Canada is required for the issuance, sale and delivery of the Shares and Warrants.

14. The issue, sale and delivery by the Company of the Underlying Shares is exempt from the prospectus and registration requirements of the securities laws of the Qualifying Provinces provided that no commission or other remuneration is paid or given to others in respect of such issuance and delivery, except for ministerial, administrative or professional services, or for services performed by a registered dealer, subject to the receipt of necessary exemptive orders under the laws of New Brunswick and subject to customary qualifications.

15. The first trade of the Warrant Shares following their issue, sale and delivery by the Company is not subject to the prospectus requirements of the securities laws of the

         Qualifying Provinces subject to customary qualifications and restrictions under applicable securities legislation;

16. All descriptions in the U.S. Prospectus and the Canadian Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that in accordance with the requirements of the Qualifying Authorities must be made publicly available in connection with the offering of the Units that have not been made publicly available as required; and, to such counsel's knowledge, there are no documents required to be filed with the Qualifying Authorities in connection with the Canadian Preliminary Prospectus or the Canadian Prospectus that have not been filed as required.

17. The statements made in the Registration Statement under Part II - Information Not Required To Be Delivered To Offerees or Purchasers - Indemnification, the statement made in the Canadian Prospectus and the U.S. Prospectus under the headings "Share Capital" and "Canadian Federal Income Tax Considerations" and the statements made in the Canadian Prospectus under the heading "Eligibility for Investment", to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

18. The attributes of the Common Shares and the Warrants conform in all material respects to the description thereof contained in the U.S Prospectus and the Canadian Prospectus.

19. The form of definitive certificate representing the Shares has been duly approved and adopted by the Company and complies with the provisions of the OBCA relating thereto and with the applicable requirements of the TSX.

20. The form of definitive certificate representing the Warrants has been duly approved and adopted by the Company.

21. To such counsel's knowledge, based solely on a certificate of an officer of the Company, no default exists in the performance or observance of any material obligation, agreement, covenant or condition in any contract, indenture, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party that is described or referred to in the U.S. Prospectus and the Canadian Prospectus or filed as an exhibit to the Registration Statement (collectively referred to as "Contracts") that is referred to in Exhibit A to this Schedule B (the "Contracts Exhibit"). For greater certainty, the aforementioned certificate of officer shall include confirmation that none of the Contracts which are not also referred to in the Contract Exhibit are material to the business or operations of the Company.

22. The Shares, Warrants and Underlying Shares have been approved for listing on the TSX, subject to the Company fulfilling the requirements of such exchange set forth in the conditional approval letter on or before the date referred to in such letter, and in the case of the Warrants, subject also to meeting the requirements of the TSX that a minimum number of holders hold such Warrants.

23. To such counsel's knowledge, based solely on a certificate of an officer of the Company, there is not pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any subsidiary or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

24. To such counsel's knowledge, no order having the effect of ceasing or suspending the distribution of the Shares, Underlying Shares and Warrants or the trading in the Common Shares has been issued by any securities commission or securities regulatory authority in Canada and no proceedings for that purpose have been instituted or are pending or contemplated.

25. The execution, delivery and performance of the Underwriting Agreement, the Warrant Indenture and the consummation by the Company of the transactions contemplated in the Underwriting Agreement, the Warrant Indenture, the Registration Statement, the U.S. Prospectus, and the Canadian Prospectus and compliance by the Company with its obligations under each of the Underwriting Agreement and the Warrant Indenture do not and will not result in any violation of the constating documents of the Company or Sudbury, and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or result in a breach of, a default under, or Repayment Event (as defined in the Underwriting Agreement) or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary under (a) any indenture, mortgage, loan agreement or other agreement or instrument referred to in the Contracts Exhibit (provided that such counsel is not required to express an opinion with respect to real property, mining leases and subleases, mining licenses, claims, rights and concessions) except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect; (b) any existing applicable Canadian federal statute or regulation or statute or regulation of the Province of Ontario; or (c) to such counsel's knowledge, any judgment, order or decree of any government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company or Sudbury or any of their properties, assets or operations.

26. The Common Shares and Warrants comprising the Units are qualified investments under the INCOME TAX ACT (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans, and are not "foreign property" for the purposes of the tax imposed under Part XI of the INCOME TAX ACT (Canada).


27. Each of the Canadian Prospectus, the Canadian Warrant Prospectus and the Supplementary Material in connection with the offering of the Units (excluding the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form with the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Reviewing Authority.


28. The provisions of the Quebec Securities Act relating to the use of the French language and of the Charter of the French Language, R.S.Q.c. C-11 (other than those relating to verbal communications, as to which we express no opinion) will have been complied with in respect of the Prospectus and forms of order and confirmation (the "Offering Documents") to be delivered to purchasers in the Province of Quebec in connection with the sale of the Units, when issued, to the extent such purchasers receive a copy of the Offering Documents in the French language (on the assumption that the Offering Documents constitute the entire contract for the Units), provided that the Offering Documents in the English language may be delivered without delivery of the French language versions thereof to those physical persons in the Province of Quebec who have expressly requested in writing to receive such Offering Documents in the English language only.


29. The Company is eligible to file a short form prospectus with the Reviewing Authority.


30. The filing of the Final Prospectus and the Final Warrant Prospectus with the Reviewing Authority and the Qualifying Authorities, in each case, have been duly authorized by and on behalf of the Company.


31. The filing of the Registration Statement and the Warrant Registration Statement with the Commission has been duly authorized by and on behalf of the Company.


         Such opinion shall additionally state that such counsel have participated in the preparation of the Registration Statement, the U.S. Prospectus, the Canadian Prospectus, and the Supplementary Material in connection with the offering of the Units, if any, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement, the U.S. Prospectus and the Canadian Prospectus and related matters were discussed and are familiar with or have participated in the preparation of the documents incorporated by reference in the U.S. Prospectus and the Canadian Prospectus and, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Prospectus, except as set forth in paragraphs 5 and 15 above, on the basis of the foregoing, no facts have come to such counsel's attention which gave such counsel reason to believe that the Canadian Prospectus and such Supplementary Material (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need not comment), at the time the Canadian Prospectus was filed with the Qualifying Authorities, at the time any such Supplementary Material filed before the Closing Time was filed with the Qualifying Authorities, or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


         In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Ontario and the federal laws of Canada applicable therein, upon opinions of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe the Underwriters and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions.

                             EXHIBIT A TO SCHEDULE B

                                CONTRACTS EXHIBIT

1. Credit Agreement dated November 13, 2001 among Agnico-Eagle Mines Limited and a syndicate of lenders led by The Bank of Nova Scotia;

2. Indenture dated as of February 15, 2002 among Agnico-Eagle Mines Limited and Computershare Trust Company of Canada, as trustee relating to the issuance of 4.50% convertible subordinated debentures due 2012;

3. Net Profits Royalty Agreement dated June 21, 1999 among Barrick Gold Corporation, Lac Exploration Inc., and Agnico-Eagle Mines Limited;

4. Net Smelter Royalty Agreement dated June 21, 1999 among Barrick Gold Corporation, Lac Exploration Inc., and Agnico-Eagle Mines Limited;

5. Employment Agreement between Agnico-Eagle Mines Limited and Anton Adamcik dated March 1, 2002;

6. Employment Agreement between Agnico-Eagle Mines Limited and Sean Boyd dated June 12, 1998;

7. Employment Agreement between Agnico-Eagle Mines Limited and David Garofalo dated June 8, 1998;

8. Employment Agreement between Agnico-Eagle Mines Limited and Barry Landen dated March 1, 2002; and

9. Employment Agreement between Agnico-Eagle Mines Limited and Eberhard Scherkus dated June 12, 1998.

                                  EXHIBIT 1 TO

                                   SCHEDULE B

                           AGNICO-EAGLE MINES LIMITED

                                  SUBSIDIARIES


                                           NUMBER OF VOTING SHARES BENEFICIALLY
LEGAL NAME OF SUBSIDIARY                   OWNED BY AGNICO-EAGLE MINES LIMITED
------------------------                   -----------------------------------

Sudbury Contact Mines Limited                          13,813,778

Telbel Mines Limited                                    2,200,003


                                   SCHEDULE C

                             QUEBEC COUNSEL OPINION

1. The Company is the registered owner of the mining rights, leases ("Leases") and concessions (collectively, "Mining Rights") referred to in a schedule (the "Schedule") to such opinion and has title thereto, subject to the provisions of the MINING ACT (Quebec) and there are no registered liens or encumbrances against such Mining Rights except as set forth in the Schedule to such opinion and the Leases are valid and enforceable in accordance with their respective terms.

2. Such counsel has been informed by letter received from the Minister of Energy and Resources (Quebec) and addressed to such counsel, that the Company, as holders of the Leases, have complied with their obligations with respect to the Leases pursuant to the MINING ACT (Quebec).

3. The execution and delivery of each of the Underwriting Agreement and the Warrant Indenture by the Company, the authorization, issuance and delivery of the Shares, Underlying Shares and Warrants, the consummation by the Company of the transactions contemplated in the Underwriting Agreement, the Warrant Indenture, the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, and compliance by the Company with the terms of the Underwriting Agreement do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (a) the Leases; or (b) any existing applicable law, rule or regulation of the Province of Quebec.

                                   SCHEDULE D

                    FORM OF OPINION OF COMPANY'S U.S. COUNSEL


1. Each of the Registration Statement and the Warrant Registration Statement filed in connection with the offering and sale of the Common Shares and Warrants issuable in respect of the Units and the Underlying Shares in the United States, respectively, is effective under the Securities Act of 1933 (the "1933 Act"), the Company is eligible to file the Registration Statement and Warrant Registration Statement on Form F-10 and the Form F-X and Warrant Form F-X were filed with the Commission prior to the effectiveness of the Registration Statement and Warrant Registration Statement; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or Warrant Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act. The required filing of the supplement to the Warrant Registration Statement pursuant to General Instruction II.L of Form F-10 has been made in the manner and in the time period required by such General Instruction.


2. The Registration Statement, Warrant Registration Statement, the U.S. Prospectus and the U.S. Warrant Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form with the requirements of the 1933 Act and the Regulations under the 1933 Act; the Form F-X and Warrant Form F-X comply as to form with the requirements of the 1933 Act and the Regulations under the 1933 Act.

3. No consent, approval, authorization, license, order, registration, qualification or decree of or with any court or governmental authority, agency or body, domestic or foreign, other than as have been obtained under the 1933 Act is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the Warrant Indenture or for the offering, issuance, sale or delivery of the Shares, the Underlying Shares and the Warrants under the federal securities laws of the United States of America.

4. To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign.

5. The statements in the U.S. Prospectus under the caption "United States Federal Income Tax Considerations", to the extent they constitute legal matters with respect to United States taxation, have been reviewed by such counsel and fairly present the information stated therein in all material respects.

6. All descriptions in the Registration Statement of (i) U.S. statutes, regulations, legal or governmental proceedings are fairly summarized in all material respects and to the best of such counsel's knowledge, there are no U.S. statutes or regulations, pending or threatened legal or governmental proceedings, franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the summaries thereof or references thereto are correct in all material respects.

7. To such counsel's knowledge, based solely on a certificate of an officer of the Company, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or filed as an exhibit to the Registration Statement (collectively referred to as "Contracts") that is referred to in Exhibit A to this Schedule C (the "Contracts Exhibit"). For greater certainty, the aforementioned certificate of officer shall include confirmation that none of the Contracts which are not also referred to in the Contracts Exhibit are material to the business or operations of the Company.


8. The forms of certificate used to evidence the Common Shares comply in all material respects with the requirements of the NYSE and the Warrants comply in all material respects with the requirements of NASDAQ.

9. The Shares and Underlying Shares have been approved for listing on the NYSE, subject to notice of issuance of the Shares and Underlying Shares and the Warrants have been approved for listing on NASDAQ.

The Company is not, and upon the issuance and sale of the Units and the application of the net proceeds therefrom as described in the Canadian Prospectus and the U.S. Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         Such opinion shall additionally state that such counsel have participated in the preparation of the Registration Statement and the U.S. Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed and, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus except as set forth in paragraphs (5) and (6) above, on the basis of the foregoing no fact has come to such counsel's attention which gave such counsel reason to believe that, as of its effective date, (A) the Registration Statement or any amendment thereto made prior to the Closing Time (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the U.S. Prospectus or any amendment or supplement thereto made prior to the Closing Time (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need not comment), at the time the U.S. Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Commonwealth of Virginia and the federal law of the United States, upon opinions of local counsel, in which case the opinion shall state that they believe the Underwriters and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                             EXHIBIT A TO SCHEDULE D

                                CONTRACTS EXHIBIT


1. Credit Agreement dated November 13, 2001 among Agnico-Eagle Mines Limited and a syndicate of lenders led by The Bank of Nova Scotia;

2. Indenture dated as of February 15, 2002 among Agnico-Eagle Mines Limited and Computershare Trust Company of Canada, as trustee relating to the issuance of 4.50% convertible subordinated debentures due 2012;

3. Net Profits Royalty Agreement dated June 21, 1999 among Barrick Gold Corporation, Lac Exploration Inc., and Agnico-Eagle Mines Limited;

4. Net Smelter Royalty Agreement dated June 21, 1999 among Barrick Gold Corporation, Lac Exploration Inc., and Agnico-Eagle Mines Limited;

5. Employment Agreement between Agnico-Eagle Mines Limited and Anton Adamcik dated March 1, 2002;

6. Employment Agreement between Agnico-Eagle Mines Limited and Sean Boyd dated June 12, 1998;

7. Employment Agreement between Agnico-Eagle Mines Limited and David Garofalo dated June 8, 1998;

8. Employment Agreement between Agnico-Eagle Mines Limited and Barry Landen dated March 1, 2002; and

9. Employment Agreement between Agnico-Eagle Mines Limited and Eberhard Scherkus dated June 12, 1998.

                                   SCHEDULE E

                            FORM OF LOCK-UP AGREEMENT



                                                                October 31, 2002


TD SECURITIES INC.
MERRILL LYNCH CANADA INC.
on behalf of the several Underwriters
named in the within-mentioned
Underwriting Agreement

c/o  TD Securities Inc.
     66 Wellington Street West
     8th Floor, P.O. Box 1
     TD Tower
     Toronto, Ontario
     M5X 1A2

Ladies and Gentlemen:

         The undersigned director or senior officer of Agnico-Eagle Mines Limited, an Ontario company (the "Company"), understands that an Underwriting Agreement (the "Underwriting Agreement") will be executed by the Company and TD Securities Inc. and Merrill Lynch Canada Inc. (the "Underwriters"), providing for the public offering (the "Offering") of 12,000,000 units of the Company ("Units") in the United States pursuant to the Company's registration statement on Form F-10 (File No. 333-100850), as amended or supplemented, and in all provinces of Canada pursuant to a short form prospectus to be filed by the Company, as amended or supplemented.

         This Lock-up Letter Agreement is being entered into in accordance with paragraph 5(k) of the Underwriting Agreement at the request of the Underwriters.

         For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that without the prior written consent of each of TD Securities Inc. and Merrill Lynch Canada Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, sell (including any sale pursuant to Rule 144 under the Securities Act of 1933, as amended), offer to sell, pledge, file a registration statement or prospectus, announce any intention to sell or grant any option for the sale of any Common Shares (including, without limitation, Common Shares which may be deemed to be beneficially owned by such shareholder in accordance with the rules and regulations of the Securities and Exchange Commission or the securities legislation of any province or territory of Canada and shares of Common Stock which may be issued upon exercise of any option or warrant) or any securities convertible into or exchangeable or exercisable for Common Shares for a period (the "Lock-up Period") commencing the date of the Underwriting Agreement and ending 90 days thereafter; provided that during the Lock-up Period, the undersigned may make gifts of Common Shares or securities convertible into Common Shares, or may transfer to its affiliates shares of Common Shares convertible into Common Shares, upon the condition that such donees or transferees agree to be bound by the foregoing restriction in the same manner as it applies to the undersigned.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-up Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

         This Lock-up Letter Agreement has been entered into on the date first written above.



                                        Yours very truly,


                                        ------------------------------------
                                        Name of Director or Senior Officer
Names of Directors and
Senior Officers:
Anton Adamcik, P. Eng.
Donald Allan
Douglas R. Beaumont
Alain Blackburn
Sean Boyd, C.A.
John T. Clement, Q.C.
Irving Dobbs
David Garofalo
Dr. Alan Green
Wencel Hubacheck
Bernard Kraft, C.A.
Barry Landen
James D. Nasso
Eberhard Scherkus, P. Eng.
Ernest Sheriff



                                       2